U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 9, 2005

                             NUCLEAR SOLUTIONS, INC.
               --------------------------------------------------
             (Exact Name of registrant as specified in its Charter)




         Nevada                      0-31959                    88-0433815
------------------------         ---------------           --------------------
(State of Incorporation)        Commission File No.           (IRS Employer
                                                            Identification No.)


5505 Connecticut Ave., N.W. Ste.191, Washington,D.C.                  20015
----------------------------------------------------                ---------
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, (202) 787 - 1951


                     (Registrant's former name and address)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

         As previously reported, we have begun to evaluate various technologies pertaining to the production of renewable fuels such as ethanol. We have identified a technology relating to the production of synthesis gas (syngas) from carbonaceous materials and the subsequent production of alcohol products and derivatives from the syngas. Examples of carbonaceous materials include municipal solid wastes, agricultural wastes, scrap wood, used tires, and other similar wastes. The alcohol products and derivatives include clean burning alcohol fuels.

         In connection with this "Waste to Fuel" business proposal, we organized a Nevada corporation called Future Fuels, Inc. Future Fuels has entered into a feedstock agreement (Exhibit 10.0) with Ocean County Recycling Center, Inc., a New Jersey corporation (OCRC). OCRC operates a recycling center in Toms River, New Jersey. Future Fuels will propose to finance and construct a waste-to-ethanol production facility on a portion of land located at the OCRC recycling site.

         Additionally, Future Fuels, Inc. has entered into a real property lease agreement with Venture III Associates, a New Jersey General Partnership (Exhibit 10.1). The lease agreement will provide Future Fuels with approximately a six
(6) acre site for its proposed waste-to-ethanol production facility located on a portion of the OCRC recycling site. The term of the lease is fifteen (15) years with the right to renew the lease for nine successive ten year periods. In consideration for the lease, Future Fuels will issue Venture III Associates One Million shares of Future Fuels common stock with the execution of the lease. On the first date of waste-to-ethanol facility operation, Future Fuels will pay the sum of $240,000 annually in equal monthly installments, plus three (3%) percent of the net operating profit of the waste-to-ethanol facility.

         The complete terms and conditions of these two agreements are attached as Exhibits 10.0 and 10.1. Our brief description of these agreements is entirely qualified by the content of these attached agreements.

FORWARD-LOOKING STATEMENT NOTICE:

This report on Form 8-K contains many forward-looking statements, which involve risks and uncertainties, such as our plans, objective, expectations and intentions. You can identify these statements by our use of words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," "continue," "plans," or other similar words or phrases. Some of these statements include discussions regarding our future business strategy and our ability to generate revenue, income, and cash flow. We wish to caution the reader that all forward-looking statements contained in this Form 10-KSB are only estimates and predictions. Our actual results could differ materially from those anticipated as a result of risk facing us or actual events differing from the assumptions underlying such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We undertake no obligation to update any of these factors or to publicly announce any change to our forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.

Item 7.01         Regulation FD Disclosure

         On November 9, 2005, Nuclear Solutions, Inc. issued a press release announcing the subject matter of Item 1.01 above. The press release is attached as Exhibit 99.

Limitation on Incorporation by Reference

         In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 will not be deemed to be "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor will such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as will be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 will not be deemed an admission of materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01         Other Events

         On September 2, 2005, we incorporated a Nevada corporation named Future Fuels, Inc. We intend to conduct our proposed waste-to-ethanol business through this corporation. Jack Young is acting as the Future Fuel president.

Item 9.01         Financial Statements and Exhibits

         (c) Index to Exhibits.

         Exhibit Number                  Description
         10.0                     Feedstock Agreement dated November 3, 2005
         10.1                     Lease Agreement dated November 3, 2005
         99                       Press Release November 9, 2005


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    Nuclear Solutions, Inc.
Dated: November 9, 2005

                                                    _s/s Patrick Herda
                                                    ---------------------------
                                                    Patrick Herda
                                                    Title: President